EXHIBIT (23)


                      Consent of Independent Accountants.


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[LETTERHEAD OF HAZLETT, LEWIS & BIETER, PLLC]




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) for the year ended May 29 2004, of our report dated July 7, 2004, with respect to the financial statements of American Consumers, Inc.



/s/  HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
August 23, 2004


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